SECURITIES AND EXCHANGE COMMISSION
	                             WASHINGTON, D.C. 20549

	                                    FORM SB - 2
	                              REGISTRATION STATEMENT
	                                        UNDER
	                                THE SECURITIES ACT OF 1933

	                                    The Gizmo Company
	-----------------------------------------------------------------------
	(Exact name of small business issuer as specified in its charter)


		Nevada				    6770		       Applied
	-------------------------------  ---------------------------  --------
  (State or other jurisdiction	   (Primary and Industrial	  (I.R.S.
     of incorporation or              classification code number)	   Employer
       organization                                            Identification
                                                                        No.)

	       ------------------------------------------------

	                             14 Pico Crescent
	                         Thornhill, Ontario L4J 8P4
	                              (905) 731-0189
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(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

	                 -------------------------------------------------

	                               Marvin N. Winick, President
	                                  14 Pico Crescent
	                             Thornhill, Ontario L4J 8P4
	                                  (905) 731-0189
	-----------------------------------------------------------------------
	(Name and address, including zip code, and telephone number, including area code, of agent for service)

	Approximate date of proposed sale to public:
	As soon as applicable after this registration statement becomes effective.

	If any of these securities being registered on this Form are to be Offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ x ]
	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering. [   ]
	If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
Statement for the same offering. [   ]

	If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [   ]


	                        CALCULATION OF REGISTRATION FEE

							         MAXIMUM
		    	                  MAXIMUM     OFFERING PRICE   AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT TO BE     PER          REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED	 SECURITY          FEE(1)

Common stock				2,000,000	$ 0.50          $ 92.00

(1)	Estimated solely for the purposes of computing the registration fee pursuant to Rule 457

	       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement Shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

       Subject to completion dated March 8, 2002. Information contained herein is subject to completion or amendment. A registration statement as contained herein relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                    PROSPECTUS

Initial Public Offering

					   THE GIZMO COMPANY

				     2,000,000 COMMON SHARES

				       $ 0.50 PER SHARE

	The Gizmo Company is a start-up company organized in the State of Nevada to pursue a business combination.

	We are offering these shares through our Secretary/Treasurer without the use of professional underwriter. We will not pay commissions on sale of the shares.

	This is our initial public offering, and no public market currently exists for our stock. We anticipate that the initial public offering price for our stock will be $ 0.50 per share. After the offering, the market price may be outside of this range.

	We plan to list our stock on the Nasdaq SmallCap Market.

	-----------------------------------------------------
	Your investment in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks
Described under "Risk Factors" beginning of page   8.

	------------------------------------------------------

The offering						Per Share			Total

Public offering price					$ 0.50		$ 1,000,000

Underwriting costs					$ 0.05	          100,000
                                                 ------             ---------

Net Proceeds						$ 0.45	     $    900,000
								 ======      	 ==========

Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

	Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 8, 2002.

PART I  - PROSPECTUS INFORMATION
							     			           PAGE

1. Front Cover Page of Prospectus						      1
2. Inside Front and Outside Back Cover Pages of Prospectus			1
3. Summary	 								            3
Prospectus Summary......................................................6

Risk Factors............................................................9

Rule 419                                                               11

Use of Proceeds.............................. .....................    14

Determination of Offering Price............................... ........15

Dividend Policy............................  ......................... 15

Dilution...............................................................16

Selling Securities Holders.............................................16

Plan of Distribution                                                   17

Capitalization.........................................................15

Selected Financial Data...............................................  8

Legal Proceedings......................................................18

Directors, Executive Officers, Promoters, and Control Persons..........19

Security Ownership of Management and Certain Beneficial Owners.........21

Description of Securities..............................................22

Interest in Named Experts and Counsel..................................22

Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities.......................................................22

Organization Within the Last Five Years                                24

Description of Business................................................24

Management's Discussion and Analysis of Financial Condition and
                Results of Operations..................................31

Description of Property................................................32

Certain Relationships and Related Transactions.........................32

Market For Common Equity and Related Stock Matters..             ......33




Executive Compensation                                                 33

Financial Statements                                                   34

Changes In and Disagreements With Accountants on Accounting
   And Financial Disclosure                                            42

Indemnification of Directors and Officers..............................42

Recent Sales of Unregistered Securities.........................       43

Undertaking............................................................44

Exhibits and Signatures................................................46



	                         PROSPECTUS SUMMARY

	THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS REFERRED TO IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE INVESTING IN OUR SECURITIES, INCLUDING THE "RISK FACTORS", "BUSINESS" AND SELECTED FINANCIAL DATA" SECTIONS.


	                            The Gizmo Company

	The Company was formed with the contemplated purpose to raise funds in the public market in order to launch a product line known as the Alert line, a long awaited cost efficient solution to the often expensive home security and safety market.

	In the event the Company is unsuccessful in raising the required capital to meet its business objectives, once effective the Company will search for a merger candidate acquiring a bona fide company in need of capital with a sound business plan or a sound base of operations. The industry area upon which the Company wishes to pursue has not been determined at this time. This prospectus is initial in stage as the Company may have to register additional shares in order to raise additional capital if required and as result will file a post-effective amended registration statement.

	We are a blank check company subject to Rule 419 under the Securities Act of 1933. We were organized as a vehicle to acquire or merge with an operating business in the event that we could not fulfill our prime objectives which at this point in time is the case.

                                     SUMMARY OF OFFERING

Common stock outstanding prior to this offering.................... 1,000,000

Class A warrants outstanding prior to this offering.........................0

Securities offered by us in this offering....2,000,000 shares of common stock

Common stock to be outstanding after this
                      offering...............3,000,000 shares of common stock

Class A warrants to be outstanding after this
offering............................................                   .....0

Use of proceeds...................................	We intend to use the
                                                      net proceeds of this
                                                      offering to seek out a
                                                      suitable
                                                      business acquisition.

Trading symbols......................................	We plan on applying for
                                                      listing of our shares on
                                                      the Nasdaq SmallCap
                                                      Market once this
                                                      registration
                                                      statement becomes
                                                      effective.


Limited State Registration

      Initially, the only state in which our securities may be sold is New York State. Therefore, you may only resell your shares in New York State. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell shares to investors who reside in foreign countries. In that event, we will register or qualify the sale of our shares in such country unless an exemption from registration or qualification is available.

SUMMARY FINANCIAL INFORMATION

	The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.


                                      From June 4, 2001
                                       to December 31, 2001
                                           Unaudited

                                     -----------------------
Statement of Income Data:
Net Sales                                  $          0
Net profit (Loss)                          $       (455)
Net Loss Per Share                         $      (0.00)
Shares Outstanding at 12/31/01                1,000,000

                                           As of
                                     December 31, 2001
                                        Unaudited
                                     -----------------
Balance Sheet Data

Cash                                       $          0
Working Capital                            $          0
Total Assets                               $        545
Long Term Debt                             $          0
Total Liabilities                          $          0
Total Shareholders' Equity                 $        545

	                               RISK FACTORS


	You may not have access to your funds for up to 18 months the date of this prospectus; if returned you will not get interest on your funds.

     If we are unable to locate an acquisition candidate meeting our acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds is returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds, including the total exercise price of the class A and class B warrants.

     If a sufficient number of investors do not reconfirm their investments, the business combination will not be closed and you will not be issued your securities.

     A business combination with an acquisition candidate cannot be closed unless, for the reconfirmation offering required by Rule 419, we can successfully convince you and a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm your investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be closed. In that event, none of the securities held in escrow will be distributed and the funds will be returned to you on a proportionate basis.

   Management does not devote full time to the company and we may end up missing a target opportunity

	Lack of Prior Market for Securities of the Company. No prior market has existed for the securities being offered hereby and no assurance can be given that a market will develop subsequent to this registration statement. There are relatively few restrictions on the resale of our common stock being offered and a large number of shares of common stock will become eligible for public sale. Sales of substantial amounts of these shares in the public market, or the perception that such sales could occur, could cause the market price for our common stock to fall. Additional offerings may have to be made in the future to meet additional cash flow needs with such offerings including warrants for issuance of additional common stock, further diluting the common stock outstanding. These warrants if exercised will most likely require that we register their shares for resale. Even when shares are not registered for resale, the rules of the Securities and Exchange Commission permit a holder who has held shares for one year to sell the stock into the public market subject, in some cases, to volume and other limitations. A person who has held shares for two years can generally sell without limitation.


	Projections. The financial projections that the Company may prepare from time to time are unaudited and are based upon assumptions made by management concerning future events and circumstances. Projections are only indications of what may happen under certain circumstances as described in the assumptions thereto. Some assumptions inevitably will not materialize and unanticipated events and circumstances may occur which will materially effect these projections. However, the Company has no prior operating history from which to extrapolate regarding possible future operations. THESE PROJECTIONS MAY VARY SIGNIFICANTLY FROM ACTUAL RESULTS AND NO INVESTMENT DECISION SHOULD BE BASED THEREON UPON THESE PROJECTIONS.



	WARNING ABOUT FORWARD-LOOKING STATEMENTS

	This prospectus and the documents referred to in this prospectus contain "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements may include statements regarding:

-	our growth plans, including our plans to acquire an operating business entity;

-	the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

-	our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

-	this being a start-up situation, the timing of cash requirements and the expected projected profitability;

-	our expectations regarding competition

	For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully
Review "Risk Factors". In light of these risks, uncertainties and assumptions, The future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred in this prospectus could turn to be materially different from those we discuss or imply. We have no obligation to publicly update or revise our forward-looking statements after the date on the front cover of this prospectus and you should not expect us to do so.


YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Rule 419 requires that offering proceeds, after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and certificates, representing the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met three basic conditions:

-	First, we must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any.

-	Second, we must file a post-effective amendment to or registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if. any, amounts disbursed to us and amounts remaining in the escrow account.
In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

-	Third, we must mail to each investor within five business days of a post-effective amendment, a copy of the prospectus contained in the registration statement.

-	After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release funds to us and the certificates to you and our investors.

	Accordingly, we have entered into an escrow agreement with William Yarno, Attorney at Law which provides that:

	The proceeds are to be deposited promptly upon receipt into the escrow account maintained by the escrow agent. Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, and we do intend to release these funds. The funds and stock dividends, if any, are to be held for the sole benefit of the investor and can only be invested in bank deposit, money market, mutual funds or federal government securities or securities for which the principal or interest is guaranteed by the federal government.

	All securities issued in this offering and any other securities issued to investors as a result of their ownership of the offered securities, including securities issued as a result of stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance.
Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

	Rule 419 allows for warrants, convertible securities or other derivative securities relating to securities held in the escrow account to be exercised or converted in accordance with their terms, provided that certificates representing the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, be promptly deposited into the escrow account. However, you and other warrant holders may not exercise your warrants until the escrow agent has released the funds to us and the share certificates and warrant certificates to you and other investors.

	Rule 419 requires that, before the funds and the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specific criteria. The agreement must provide for the acquisition of business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement must include, as a precondition to its closing, a requirement that the number of investors representing 80% of the maximum offering proceeds, including the total exercise price of any warrants, must elect to reconfirm their investment. Thus, for purposes of the offering, the fair value of the business or assets to be acquired must be at least $ 720,000 (80% of $ 900,000).

	Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about proposed acquisition candidate and its business, including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the funds and securities can be released from escrow.

	The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

	The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

	Each investor will have no fewer than 20 and no more than 45 business days from the effective date, of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

	If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related dividends or interest held in the escrow account on that Investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

	The acquisition will be closed only if a minimum number of investors representing 80% of the units sold elect to reconfirm their investment.

	If a closed acquisition has not occurred by September 2003, the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

	The funds will be released to us, and the securities will be released to you, only after:

	The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

	We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds, including the total exercise price of warrants if any, and has filed the required post-effective amendment.

	The post-effective amendment has been declared effective.

	We have satisfied all of the prescribed conditions of the reconfirmation offer.

	The acquisition of the business with a fair value of at least 80% of the maximum proceeds, including the total exercise price of warrants if any has closed.

USE OF PROCEEDS

	We estimate that we will receive net proceeds of approximately $900,000 from our sale of 2,000,000 shares offered by us. This estimate is based on an offering price of $0.50 per share of common stock and after deducting estimated underwriting discounts and commissions, and other estimated offering expenses payable by us. We expect to use the net proceeds of this offering for the following purposes:

			                                 Amount	    Percentage
	Business acquisitions	                 $   850,000	      94.4%

	Working capital and general corporate
                purposes	                      50,000	       5.6%
                                                ----------       -----

	Total		                            $    900,000	     100.0%
			                                 =======      ======


	The use of proceeds is subject to the conditions as set out above in compliance with Rule 419.

	Working capital and general corporate purposes including the following:
-	hiring of personnel
-	enhancing support and management systems
-	funding short term losses
-	setting up of office environment for corporate headquarters
-	payment of staff
-	acquisition of office and telecommunication equipment.

	On the assumption that we will proceed with our original business objectives, then we will expect the net proceeds from this offering, together with the future expected cash flows from operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering.

	We may be required to seek additional sources of capital sooner if:

-	operating assumptions change or prove to be inaccurate; or

-	we wish to may further business acquisitions not intended from this offering which may require additional funds.

	Pending the uses described above or in the event that Rule 419 does not apply, the net proceeds will be invested in a money market account and/or short-term government bonds.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2001.

								December 31, 2001
                                               -------------------

Long term debt						$           0

Stockholders' equity
Preferred stock, par value $.001, authorized
5,000,000, issued - none
Common stock, $ 0.001 par value, authorized
50,000,000, issued - 1,000,000                          1,000

Deficit accumulated during the development
Stage                                                    (455)
                                                       ------

Total stockholders' equity                                545
                                                       ------

Total Capitalization                            $         545
                                                       ======

DETERMINATION OF OFFERING PRICE

	The offering prices are purely arbitrary, the Company is a development stage company with no discertainable operations at this time and has not had its shares listed on any stock exchange. Through this registration statement the Company wishes to list its shares and by doing so establish a reasonable share price based on the expectations of selling shares and realizing its business objectives to be discussed below. (See: Description of Business).

DIVIDEND POLICY

	Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

DILUTION

	The dilution between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value(total tangible assets less total liabilities) by the number of shares of common stock outstanding.

	Our net tangible book value as of December 31, 2001 was $ 0.00 Our net tangible book value per share was $0.00. The public offering per share is $
0.50 and the net proceeds will be $ 0.45 per share. The pro forma net tangible book value after the offering will be $ 900,000. The pro forma net tangible book value per share after the offering will be $ 0.30 per share. Therefore the shares purchased by investors assuming all shares of this offering will be sold will be diluted by $ 0.20 or 40%. As of December 31, 2001, there were 1,000,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

	The table below sets forth, as of the date of the prospectus, the percentage of our common stock to be purchased by the public investors compared to the percentage of our common stock to be purchased by the public investors compared to the percentage of our common stock to be owned by the present stockholders, and the comparative amounts paid for shares by the public investors as compared to the total consideration paid by our present stockholders.


                                   Approximate              Approximate
                                    Percentage               Percentage
                     Shares       Total Shares    Total        Total
    Stockholder    Purchased      Outstanding   Consideration Consideration
   -------------------------------------------------------------------------
New Investors      2,000,000         66.7%       $ 1,000,000        99.9%

Existing
  Stockholders     1,000,000         33.3%           $ 1,000         0.1%

We sold 1,000,000 shares to the founders, officers and directors for expenses and services rendered on behalf of the Company. These shares are not being registered.

SELLING SECURITY HOLDERS

	See Security Ownership of Certain Beneficial Owners and Management

PLAN OF DISTRIBUTION

	This is a self-underwritten offering. We offer the right to subscribe for 2,000,000 shares at $ 0.50 per share. This offering will not close unless the entire offering amount is sold. We will not pay any compensation to any person for the offer and sale of the shares.

Marvin Winick our Secretary/Treasurer shall conduct this share offering. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 100 prospectuses to acquaintances, friends and business associates.

	Although Mr. Winick is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

-	he will not be subject to a statutory disqualification as that term is defined in Section 3(a) of the Securities Exchange Act at the time of the sale of the securities;

he will not be compensated in connection with the sale of our shares;

he will not be an associated person of a broker or dealer at the time of his participation in the sale of the securities; and

he shall restrict his participation to the following activities:

	preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;


     In order to comply with the securities laws of certain states. If applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption for such registration or qualification requirement is available and complied with. Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation paid commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock from whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commission rates.

The selling shareholder Marvin Winick may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, and certain other selling shareholders in connection with this offering may also be deemed to be underwriters. Any broker-dealers who may act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of The shares may be deemed to be underwriting discounts and commissions under the Securities Act.

       Neither we nor the selling shareholder or shareholders can presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from the selling shareholder and any other required information.

       We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. The Company has also agreed to indemnify the selling shareholder and directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

       We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize The price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby This prospectus.


LEGAL PROCEEDINGS

	The Company is currently not a party to any pending legal proceedings and no such action by, or to the best of its knowledge, against the Company has been threatened. The Company has been inactive from inception through to the date of this registration statement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

	The directors and executive officers of the Company and their respective ages are as follows:

Name				Age		Position			        Term
Marvin N. Winick		52		Director, Secretary Treasurer
						and CFO                            1 yr

Geoff Clein			39		Director and President             1 yr

	All directors and officers have been appointed and/or elected as such from inception.


	All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors.
The Company does not have any standing committees at this time.

	No director, or officer, or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject3 or any order, judgment or decree involving the violation of any state or federal securities laws.

	The business experience of the persons listed above during the past five years are as follows:

Marvin N. Winick

	Mr. Marvin N. Winick, 52 years old, has been a Director of the Company since inception October 9, 2001. Mr. Winick is a self-employed Canadian accountant who has done consulting and accounting for several U.S. companies including Mega-C Technologies Inc., Tri Clean Enterprises Inc., Achievor Recovery Limited. He has been a director of a public company Tokn, Inc. since 1989. Mr. Winick has had several years of computer, accounting and experience in US securities laws which has helped him to assist other companies as mentioned above.

	Mr. Daniel Aufgang has been a computer consultant for over 10 years and has worked on project management and design for major companies in the lottery, offshore financial and credit card processing fields.

Mr. Geoff Clein

	Mr. Clein has worked in the technology sector involving the development of multi-currency internet credit card processing, founded and managed the development of an internet lottery system. Presently he is the General Manager of Syzygy Solutions Ltd. which has developed a patent pending solution to credit card fraud, both for card-present and card-not-present transactions. From September 1999 to May 2001 Mr. Clein headed up the R&D department of eXXactly.com Ltd. which did portfolio evaluations and online trading for the offshore investment community. From June 1996 to September 1999, Mr. Clein was the the Founder and Operations Manager of UnoLotto & iCabs, 2 companies formed simultaneously in the business of real-time credit card processing and advanced web-based lottery systems.

Mr. Les Fried

	Mr. Fried has directed the business development of Gizmo since May 2001. From November 1999 to April 2001 Mr. Fried was the Product Marketing Manager for eXXactly.com Ltd. From October 1998 to October 1999 Mr. Fried was the Executive VP of UnoGlobal Inc. of Jerusalem in charge of research and development which was in the internet gaming business. From April 1998 to September 1998 Mr. Fried worked for Bridge House Management Consultants as the head of Business Development. Mr. Fried has a law degree from the University of California.

Remuneration


     None of our officers or directors has received or will receive remuneration of any nature. Our management does not intend to receive any compensation from the owners of the acquired company. We cannot predict the remuneration to be awarded management or your company after consummation of the acquisition.

     We will not pay any of the following types of compensation or other financial benefit to our management or current stockholders:

--   consulting fees;

--   finders' fees;

-- sales of insiders' stock positions in whole or in part to the private company, the blank check company and/or principals thereof; and/or

-- any other methods of payments by which management or current shareholders receive funds, stock, other assets or anything of value whether tangible or intangible.

Our  directors   will  hold  office  until  the  next  annual   meeting  of
stockholders and the election of their successors. Our directors receive no compensation for serving on the board other than reimbursement of reasonable expenses incurred in attending meetings. Officers are appointed by the board and serve at its discretion.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

	Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. executive officers, directors and greater than 10% shareholders are required by commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, all founders comprising all of the Company's executive officers, directors and greater than 10% beneficial owners of its common Stock, will comply with Section 16(a) filing requirements applicable to them before the end of the Company=s current fiscal year.

	The following table sets forth information, to the best knowledge of the Company as of December 31, 2001, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.


Name of Address of		Amount and Nature of	Percent of Class
Beneficial Owner			Beneficial Ownership

The LLAP Trust(1)                355,400    Common            35.5%
Guernsey
Channel Islands
99000

Daniel Aufgang                   265,700    Common            26.6%
Dan Lener 68h/3
Beit Shemesh, Israel
99000

Les Fried                        298,900    Common            29.9%
38/2 Hayarkon
Box 71104
Ramat Beit Shemesh
Israel 99000

Marvin Winick	                   50,000    Common          5.0%
14 Pico Crescent
Thornhill, Ontario L4J 8P4

(1)	Owned indirectly by Geoff Clein






All Executive Officers and Directors
as a Group                       405,400    Common            40.5%


DESCRIPTION OF SECURITIES

Common Stock

	The Company is authorized to issue 50,000,000 shares of common stock, par value $.001, of which 1,000,000 shares are issued and outstanding as of the date hereof. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

	Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Company is authorized to issue 5,000,000 shares of preferred stock, at a par value of $ .001. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of Preferred
Stock shall have preemptive rights. At the present time no terms, conditions, limitations or preferences have been established. The Company has no shares of preferred Stock outstanding, and the Board of Directors has no plan to issue Any shares of preferred Stock for the foreseeable future unless the issuance Thereof shall be in the best interests of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

	There are no experts, professional advisers, or attorneys that have an interest in the Company.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

	Article XI of the Company's Articles of Incorporation contains Provisions providing for the indemnification of directors and officers of the Company as follows:

(a)	The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

	(b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

	(c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be Indemnified against expenses (including attorney's fees) actually and reasonably Incurred by him in connection therewith.

	(d) Any indemnification under Section (a) or (b) of this Article
(unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a Majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.

	(e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

	(f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

	(g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

ORGANIZATION WITHIN LAST FIVE YEARS

Not applicable

DESCRIPTION OF BUSINESS

Business Development

          The Gizmo Company. (the "Company") was organized on June 4, 2001, under the laws of the State of Nevada, having the stated purpose of engaging in any lawful activities. The Company was formed with the contemplated purpose initially to develop home safety products and has now decided to search for a viable entity in which to merge with.

     The Company has never engaged in an active trade or business throughout the
period from June 4, 2001 until the filing of this form.   On June 5, 2001, the
Company issued common stock totaling 1,000,000 shares to its founders as follows: The LLAP Trust, 395,400 common shares, Daniel Aufgang, 265,700 common shares, Reuven Schwartz, 30,000 common shares, Les Fried, 298,900 common shares, and Marvin Winick, 50,000 common shares.


         The Company has now begun to consider and investigate potential business opportunities. The Company is considered a development stage company and, due to its status as a "shell" corporation, its principal business purpose is to locate and consummate a merger or acquisition with a private entity.

         Because of the Company's current status of having limited assets and no recent operating history, in the event the Company does successfully acquire Or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

         On November 15, 2001, the Company also determined it should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

         The Company is voluntarily filing its registration statement in order to make information concerning itself more readily available to the public. Management believes that by becoming effective in addition to already being a fully reporting company under the Securities Exchange Act of 1933, as amended (the "Exchange Act"), could provide a prospective merger or acquisition candidate with additional information concerning the Company. In addition, management believes that this might make the Company more attractive to an operating business as a potential business combination candidate. As a result of filing its registration statement, the Company is obligated to file with the Commission certain interim and periodic reports including an annual report containing audited financial statements.

The Company intends to continue to voluntarily file these periodic reports under the Exchange Act even if its obligation to file such reports is suspended under applicable provisions of the Exchange Act.

     Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years, or in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

     The Company's principal executive offices are located at 14 Pico Crescent, Thornhill, Ontario Canada L4J 8P4 and its telephone number is (905) 731-0189.

Business of Issuer

     The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. There can be no assurance that the Company. will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

     Management plans to investigate, research and, if justified, potentially acquire or merge with one or more businesses or business opportunities. The Company currently has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business opportunity it may ultimately consider. Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.

Sources of Business Opportunities

     The Company intends to use various sources in its search for potential business opportunities including its officer and director, consultants, special advisors, securities broker-dealers, venture capitalists, member of the financial community and others who may present management with unsolicited proposals. Because of the Company's limited capital, it may not be able to retain on a fee basis professional firms specializing in business acquisitions and reorganizations. The Company will most likely have to rely on outside sources, not otherwise associated with the Company, that will accept their compensation only after the Company has finalized a successful acquisition or merger. The Company will rely upon the expertise and contacts of such persons, will use notices in written publications and personal contacts to find merger and acquisition candidates, the exact number of such contacts dependent upon the skill and industriousness of the participants and the conditions of the marketplace. None of the participants in the process will have any past business relationship with management. To date the Company has not engaged nor entered into any definitive agreements nor understandings regarding retention of any consultant to assist the Company in its search for business opportunities, nor is management presently in a position to actively seek or retain any prospective consultants for these purposes.

    The Company does not intend to restrict its search to any specific kind
Of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of, or merger with, an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation without the time and expense typically associated with an initial public offering.

Evaluation

    Once the Company has identified a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted or whether further investigation is necessary. Such determination will generally be based on management's knowledge and experience, (limited solely to working history - See "Directors, Executive Officers, etc.") or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of the Company's limited capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity. Management will not devote full time to finding a merger candidate, will continue to engage in outside unrelated activities, and anticipates devoting no more than an average of five (5) hours weekly to such undertaking.

    In evaluating such potential business opportunities, the Company will consider, to the extent relevant to the specific opportunity, several factors including potential benefits to the Company and its shareholders; working capital, financial requirements and availability of additional financing; history of operation, if any; nature of present and expected competition; quality and experience of management; need for further research, development or exploration; potential for growth and expansion; potential for profits; and other factors deemed relevant to the specific opportunity.

    Because the Company has not located or identified any specific business opportunity as of the date hereof, there are certain unidentified risks that cannot be adequately expressed prior to the identification of a specific business opportunity. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many of the potential business opportunities available to the Company may involve new and untested products, processes or market strategies which may not ultimately prove successful.

Form of Potential Acquisition or Merger

    Presently the Company cannot predict the manner in which it might participate in a prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company and management of the opportunity, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, the company does not intend to participate in opportunities through the purchase of minority stock positions.

    Because of the Company's current status of inactivity since inception
June 4, 2001 and its concomitant lack of assets and relevant operating history, it is likely that any potential merger or acquisition with another operating business will require substantial dilution to the Company's existing shareholders' interests. There will probably be a change in control of the Company, with the incoming owners of the targeted merger or acquisition candidate taking over control of the Company. Management has not established any guidelines as to the amount of control it will offer to prospective business opportunity candidates, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and the corresponding relative bargaining power of the parties. However, management will endeavor to negotiate the best possible terms for the benefit of the Company's shareholders as the case arises. Management may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition. In such an event, existing shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. However the terms of the sale of shares held by present management of the Company will be extended equally to all other current shareholders.

    Management does not have any plans to borrow funds to compensate any persons, consultants, or promoters in conjunction with its efforts to find and acquire or merge with another business opportunity. Management does not have any plans to borrow funds to pay compensation to any prospective business opportunity, or shareholders, management, creditors, or other potential parties to the acquisition or merger. In either case, it is unlikely that the Company would be able to borrow significant funds for such purposes from any conventional lending sources. In all probability, a public sale of the Company's securities would also be unfeasible, and management does not contemplate any form of new public offering at this time. In the event that the Company does need to raise capital, it would most likely have to rely on the private sale of its securities. Such a private sale would be limited to persons exempt under the Commission's Regulation D or other rule, or provision for exemption, if any applies. However, no private sales are contemplated by the Company's management at this time until the stock can be registered for sale under this registration. If a private sale of the Company's securities is deemed appropriate in the future, management will endeavor to acquire funds on the best terms available to the Company. However, there can be no assurance that the Company will be able to obtain funding when and if needed, or that such funding, if available, can be obtained on terms reasonable or acceptable to the Company. The Company does not anticipate using Regulation S promulgated under the Securities Act of 1933 to raise any funds any time within the next year, subject only to its potential applicability after consummation of a merger or acquisition.

    In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities of the Company, may be paid to persons instrumental in facilitating the transaction. The Company has not established any criteria or limits for the determination of a finder's fee, although most likely an appropriate finder's fee will be negotiated between the parties, including the potential business opportunity candidate, based upon economic considerations and reasonable value as estimated and mutually agreed upon at that time. A finder's fee would only be payable upon completion of the proposed acquisition or merger in the normal case, and management does not contemplate any other arrangement at this time. Current management has not in the past used
any particular consultants, advisors or finders.   Management has not actively
undertaken a search for, nor retention of, any finder's fee arrangement with any person. It is possible that a potential merger or acquisition candidate would have its own finder's fee arrangement, or other similar business brokerage or investment banking arrangement, whereupon the terms may be governed by a pre-existing contract; in such case, the Company may be limited in its ability to affect the terms of compensation, but most likely the terms would be disclosed and subject to approval pursuant to submission of the proposed transaction to a vote of the Company's shareholders. Management cannot predict any other terms of a finder's fee arrangement at this time. If such a fee arrangement was proposed, independent management and directors would negotiate the best terms available to the Company so as not to compromise the fiduciary duties of the representative in the proposed transaction, and the Company would require that the proposed arrangement would be submitted to the shareholders for prior ratification in an appropriate manner.

    Management does not contemplate that the Company would acquire or merge With a business entity in which any officer or director of the Company has an interest. Any such related party transaction, however remote, would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner. The Company's management has not had any contact, discussions, or other understandings regarding any particular business opportunity at this time, regardless of any potential conflict of interest issues. Accordingly, the potential conflict of interest is merely a remote theoretical possibility at this time.

     Many states have statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to Develop in the companies securities or to undertake any offering of the Company's securities, either debt or equity, until such time as the Company


Has successfully implemented its business plan described herein. In the event the Company undertakes the filing of a registration statement under circumstances that classifies it as a blank check company the provisions of Rule 419 as described above and other applicable provisions will be complied with.

Rights of Shareholders

   The Company does intend to provide its shareholders with complete Disclosure documentation including audited finance statements concerning a target company and its business prior to any mergers or acquisitions.

Competition

    Because the Company has not identified any potential acquisition or Merger candidate, it is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public companies in its search for business opportunities and, due to the Company's limited funds, it may be difficult to successfully compete with these other companies.

Employees

    As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as the Company's business warrants the expense, or until the Company successfully acquires or merges with an operating business. The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis. The funds needed in this case will be advanced by Mr. Winick.

Facilities

	The Company is currently using at no cost to the Company, as its principal place of business offices of one of its directors and officer (provided at no cost), located in Thornhill, Ontario Canada. Although the Company has no written agreement and pays no rent for the use of this facility, it is contemplated that at such future time as an acquisition or merger transaction may be completed, the Company will secure commercial office space from which it will conduct its business. Until such an acquisition or merger, the Company lacks any basis for determining the kinds of office space or other facilities necessary for its future business. The Company has no current plans to secure such commercial office space. It is also possible that a merger or acquisition candidate would have adequate existing facilities upon completion of such a transaction, and the Company's principal offices may be transferred to such existing facilities.

REPORTS TO SECURITY HOLDERS

	The Company after filing this registration statement, will begin to become a reporting issuer under the Securities Act and will make such filings available including annual audited financial statements available to its security holders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     The Company is considered a development stage company with limited assets or capital, and with no operations or income since inception June 4, 2001.
The costs and expenses associated with the preparation and filing of this registration statement and other operations of the Company have been paid for by a shareholder, specifically Mr. Marvin N. Winick (see Security Ownership of Certain Beneficial Owners and Management Marvin N. Winick is one of the controlling shareholders). Mr. Winick has agreed to pay future costs associated with filing future reports under Exchange Act of 1934 if the Company
is unableto do so.   It is anticipated that the Company will require only
nominal capital to maintain the corporate viability of the Company and any additional needed funds will most likely be provided by the Company's existing shareholders or its sole officer and director in the immediate future. Current shareholders have not agreed upon the terms and conditions of future financing and such undertaking will be subject to future negotiations, except for the express commitment of Mr. Winick to fund required 34 Act filings. Repayment of any such funding will also be subject to such negotiations. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

     In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

     Management plans may but do not currently provide for experts to secure
A successful acquisition or merger partner so that it will be able to continue
As a going concern.   In the event such efforts are unsuccessful, contingent
Plans have been arranged to provide that the current Director of the Company is to fund required future filings under the 34 Act, and existing shareholders have expressed an interest in additional funding if necessary to continue the Company as a going concern.

Plan of Operation

     During the next twelve months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. In its search for business opportunities, management will follow the procedures outlined in Item 1 above. Because the Company has limited funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as a successful business consolidation can be made. The Company will not require that the funds advanced by the officers and directors be repaid immediately by the target company.

    These funds will show as an accounts payable on the records of the Company to be repaid at such time as there are funds available to repay such advances. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration.

However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital most likely the only method available to the Company would be the private sale of its securities. Because of the nature of the Company as a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

     The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is convinced that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.


Description of Property

The information required by this Item is not applicable to this Form SB-2 due to the fact that the Company does not own or control any material property. There are no preliminary agreements or understandings with respect to office facilities in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


	On June 5, 2001, the following table sets forth information regarding all securities sold by us.

                                                  Aggregate
Name of         Date of    Class of    Number of   Purchase     Form of
Purchasers       Sale     Securities  Securities     Price    Consideration
LLAP Trust(1)   6/5/2001   Common      395,400      395         Services

Daniel Aufgang  6/5/2001   Common      265,700      266         Services

Les Fried       6/5/2001   Common      298,900      299         Services

Reuven Schwartz 6/5/2001   Common       30,000       30         Services

Marvin Winick   6/5/2001   Common       50,000       50         Services

(1)	LLAP Trust is indirectly beneficially owned by Geoff Clein.

(1) Owned indirectly by Geoff Clein

     In addition Mr. Winick has paid for the cost and expenses associated with the filing of this Form SB-2 and other operations of the Company.

     At the current time, the Company has no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued Common Stock and Preferred Stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for the Rule 504, 505 and 506 offerings for acquisitions.

	From inception(June 4, 2001), there have not been any other transactions between the Company and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individuals' immediate family.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

	At this time the Company shares are not listed on any stock exchange And therefore there is no public trading market.

(i)	there are no outstanding options or warrants or convertible securities at this time;

(ii)	there are no shares offered pursuant to Rule 144 or shares that the
Company has agreed to register at this time; or

(iii)	there are no shares offered pursuant to an employee benefit plan or dividend reinvestment plan.


EXECUTIVE COMPENSATION

	The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees since incorporation. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's director will defer any compensation until such time as an acquisition or merger can be accomplished.


FINANCIAL STATEMENTS

The following are our interim unaudited financial statements, for the period From inception, June 4, 2001 to December 31, 2001.

THE GIZMO COMPANY
(A Development Stage Company)
INTERIM BALANCE SHEET
(UNAUDITED)
AS AT DECEMBER 31, 2001

ASSETS
CURRENT ASSETS
Cash                                                        $    -
                                                             -------

Total Current Assets                                             -
                                                             -------
OTHER - AT COST
Incorporation costs                                              545
                                                             -------

Total Other Assets                                               545
                                                             -------

TOTAL ASSETS                                                $    545
                                                             =======


















The accompanying notes are an integral part of these financial statements.

THE GIZMO COMPANY
(A Development Stage Company)
INTERIM BALANCE SHEET
(UNAUDITED)
AS AT DECEMBER 31, 2001

LIABILITIES AND STOCKHOLDERS' EQUITY
LONG-TERM
Due to shareholder                                        $    -
                                                           -------

Total Long-Term Liabilities                                    -
                                                           -------

STOCKHOLDER EQUITY

SHARE CAPITAL
Preferred stock, authorized 5,000,000 shares par
 value $ .001 - none outstanding
Common stock, authorized 50,000,000 shares, par
 value $ .001, - issued and outstanding - 1,000,000          1,000

Deficit accumulated during the development stage              (455)
                                                            ------

Total Stockholders' Equity                                     545
                                                            ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $   545
                                                            ======

















The accompanying notes are an integral part of these financial statements.

THE GIZMO COMPANY
(A Development Stage Company)
INTERIM STATEMENT OF OPERATIONS
(UNAUDITED)
FROM INCEPTION(JUNE 4, 2001) TO DECEMBER 31, 2001

REVENUE                                                     $   -
                                                             ------
EXPENSES
Professional fees                                               -
Amortization                                                    -
Administrative expenses                                         455
                                                             ------

                                                                455
                                                             ------

NET INCOME(LOSS)                                            $  (455)
                                                             ======

Weighted Average Number of Shares
  Outstanding                                             1,000,000
                                                          =========

Loss per share                                             $(0.0005)
                                                            =======





















The accompanying notes are an integral part of these financial statements.

THE GIZMO COMPANY
(A Development Stage Company)
INTERIM STATEMENT OF CASH FLOWS
(UNAUDITED)
FROM INCEPTION(JUNE 4, 2001) TO DECEMBER 31, 2001


Cash Flows From Operating Activities
Net income(loss) for the period                            $  (455)
 Adjustments to reconcile net loss to net cash
 used in operating activities
 Stock issued for services                                     455
 Stock issued for incorporation costs                          545
Changes in assets and liabilities
 Increase in other assets                                     (545)
                                                            ------

                                                               455
                                                            ------

Net Cash Used in Operating Activities                           -
                                                            ------

Cash Flow From Financing Activities
Advances from a shareholder                                     -
Issuance of common stock                                        -
Discount on common stock                                        -
                                                            ------

Net Cash Provided By Financing Activities                       -
                                                            ------

Increase(decrease) in Cash                                      -

Cash and Cash Equivalents - Beginning of period                 -
                                                            ------

Cash and Cash Equivalents - End of period                  $    -
                                                            ======

Supplemental Cash Flow Information
 Interest Paid                                             $    -
                                                            ======
 Taxes Paid                                                $    -
                                                            ======



The accompanying notes are an integral part of these financial statements.

THE GIZMO COMPANY
(A Development Stage Company)
INTERIM STATEMENT OF STOCKHOLDERS' EQUITY
(UNAUDITED)
FROM INCEPTION(JUNE 4, 2001) TO DECEMBER 31, 2001



                                                     Deficit
                                                   Accumulated
                                       Additional    During
                      Common Stock      Paid-In    Development
                  Shares      Amount    Capital       Stage    Totals
Balance - June 4,
   2001              -       $   -     $   -        $   -     $   -

Stock issued for
 services        455,000         455       -            -         455

Stock issued for
 Incorporation
    costs        545,000         545       -            -         545

Net income(loss)
 for the period     -            -         -           (455)     (455)
                --------      -------   ------       ------    ------

Balances - Dec
 31, 2001      1,000,000     $ 1,000   $   -        $  (455)  $   545
               =========      ======    ======       ======    ======















 The accompanying notes are an integral part of these financial statements.

THE GIZMO COMPANY
(A Development Stage Company)
Notes To Unaudited Interim Financial Statements
December 31, 2001

Note 1 - Organization and Summary of Significant Accounting Policies:

 Nature of Business

The Gizmo Company. (the "Company") was incorporated on June 4, 2001 under the laws of the State of Nevada. The Company's primary business operations are to and engage in the manufacture and distribution of home related security products and other security products. The Company is also searching for a viable entity upon which to merge and/or acquire. The Company intends on going public in order to raise the funds required in order to fulfill its business objectives.

The Company's fiscal year end is May 31,

Basis of Presentation - Development Stage Company

The Company has not earned any revenue from limited principal operations. Accordingly, the Company's activities have been accounted for as those of a Development Stage Enterprise' as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' equity (deficit) and cash flows disclose activity since the date of the Company's inception

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considered all Cash and other highly liquid investments with initial maturities of three months or less to be cash equivalents.

THE GIZMO COMPANY
(A Development Stage Company)
Notes To Unaudited Interim Financial Statements
September 30, 2001


Note 1 - Organization and Summary of Significant Accounting
Policies(cont'd)


Net earning (loss) per share

Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

Fair Value of Financial Instruments

The carrying amount of advances for shareholders is considered to be representative of its respective fair value because of the short-term nature of these financial instruments.

Income Taxes

The Company accounts for income taxes under SFAS No. 109, which requires the asset and liability approach to accounting for income taxes. Under this method, deferred tax assets and liabilities are measured based on differences between financial reporting and tax bases of assets and liabilities measured using enacted tax rates and laws that are expected to be in effect when differences are expected to reverse.

Note 2 - Capital Stock Transactions

The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value. The Company has issued 1,000,000 of common stock of which 455,000 was issued for services rendered as administrative expenses and 545,000 was issued to reimburse for incorporation costs.

THE GIZMO COMPANY
(A Development Stage Company)
Notes To Unaudited Interim Financial Statements
December 31, 2001

Note 3 - Going Concern

The accompanying financial statements have been prepared in conformity With generally accepted accounting principles, which contemplates continuation of the Company as a going concern. The Company operations are in the development stage and the Company has generated no income.

The future success of the Company is likely dependent on its ability to Attain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that offering proceeds be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited
Securities", respectively)governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation Offer mandated by Rule 419. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

	There have been no changes in accountants or disagreements with present accountants on financial disclosure.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article XI of the Company's Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

(a)	The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

(b)	The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

(c)	To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

(d)	Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.


 (e)	Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

(f)	The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

(g)	The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

RECENT SALES OF UNREGISTERED SECURITIES

	There have been no sales of unregistered securities to date.

UNDERTAKINGS
	The Company undertakes to include in a post effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

	If in the future the Company decides to offer the securities to existing security holders under warrants and rights and if any securities are reoffered to the public and/or underwriters with modification, the Company will file a post-effective amendment.

	Additionally if the Company enters into an agreement with a prospective merger candidate, the Company will file a post-effective amendment.

	If the offering is to be done in the future with competitive bidding, the Company will use its best efforts to distribute to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus as contained in the registration statement, together with any supplements and file an amendment to the registration statement reflecting the result of the bidding, the terms of the reoffering and related matters, unless we decide that there will be no further public offering of such securities.

	The Registrant further undertakes:

     (1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBITS

Index to Exhibits

	The following exhibits are filed with this Registration Statement:

Exhibit No.			Exhibit Name
3(i).1			Articles of Incorporation filed June 4, 2001*

3(ii).1			By-laws*

3(iii).1			Amendment to by-laws.*

5.1	Opinion of legal counsel - William Yarno


* incorporated by reference from the filing of Form 10SB

SIGNATURES

	In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vaughan, in the Province of Ontario.


        The Gizmo Company


By:    /s/ Marvin Winick
     -------------------------------
	Marvin N. Winick, Secretary Treasurer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:


/S/ Marvin Winick
--------------------
Marvin N. Winick
Secretary/Treasurer

Dated:               March 14, 2002

                                                            Exhibit 5.1
                            William Yarno Law Offices Ltd.
                             (A Professional Law Corp)

314 Tideland Road
Broussard, LA 70518
Tel No. (337) 839-1107
Fax No. (337) 839-0091

March 7, 2002

Board of Directors
The Gizmo Company

Dear Sirs,
    We have acted as counsel to The Gizmo Company, a Nevada corporation in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission" of a Registration Statement on Form SB-2 filed with the Commission on the date hereof (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Securities Act" an aggregate of 2,000,000 shares (the "Shares") of its common stock, $ .001 par value per share ("Common Stock").

   The shares, if and when sold, will be resold to the public by and the Company shall determine as. This opinion is being rendered in connection with the filing of the Registration Statement.

   In connection with this opinion, we have examined the Company's Articles of Organization and its By-laws, as amended, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we deemed relevant; and the Registration Statement and the exhibits thereto filed with the Commission.

   In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies.

   We express no opinion as to the laws of the state or jurisdiction other than the State of Nevada("Nevada Law"), including the reported judicial decisions interpreting Nevada Law, and the federal laws of the United States of America. To the extent that any other laws govern the matters to which we are opining herein, we have assumed, with your permission and without independent investigation, that such laws are identical to Nevada Law, and we are expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist. We assume no obligation to update our opinion or to advise of any events, circumstances or developments that occur or are otherwise brought to our attention subsequent to the date hereof. We also assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or present Nevada Law, change by legislative action, judicial decision, or otherwise. No opinion is expressed herein with respect to (a) the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction and (b) the antifraud provisions of any state or federal securities laws.

   The opinions set forth below are subject to the further qualification that enforceability may be:

(1)	limited by applicable bankruptcy, insolvency, moratorium, fraudulent or preferential transfer or conveyance, reorganization or other laws of general applicability relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application;

(2)	limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether applied by a court or law or equity);

(3)	subject to the effect of any public considerations or court decisions which may limit the rights of any person or entity to obtain indemnification;
and

(4)	subject to the effects of generally applicable rules of law that (a) limit or effect the availability of specific performance or provisions that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness or (b) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

    Based upon and subject to the foregoing assumptions, limitations and qualifications, we are of the opinion that:

(i)	the Shares, when issued and delivered in accordance with the terms and conditions of a Subscription Agreement and against payment therefore as contemplated by the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

	It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is deemed to be effective by the Commission.

	We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.